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                                                                 EXHIBIT 99.1


September 9, 1996                                            Company Contact:
Santa Ana, California
                                                                 Bikers Dream
                                                            Donald Duffy, CEO
                                                               (714) 835-8464
                                                               Release #96-18




                    BIKERS DREAM SELLS TAMPA BAY SUPERSTORE
                               TO COMPANY FOUNDER


        Today, the Board of Directors of Bikers Dream, Inc. (NASDAQ-BB-1-BIKR) ("Bikers Dream") has accepted the resignation of Dennis Campbell as President, CEO and director.

        Bikers Dream, Inc. has sold the Clearwater, Florida store location to Dennis Campbell as part of the Company's ongoing effort to cut costs and improve operating results. The Company has sold the assets of the store and dealership rights in the Clearwater/Tampa Bay marketplace in exchange for 950,000 shares of Bikers Dream common stock owned by Mr. Campbell.

        Mr. Campbell will continue to be a significant shareholder of Bikers Dream and will represent the Company as a dealer in the Clearwater/Tampa Bay, Florida marketplace.

        Bikers Dream is the nations largest purveyor of pre-owned
Harley-Davidson motorcycles. Company stores average 10,000 square feet and offer a wide array of used Harley-Davidson motorcycles as well as thousands of parts and accessories and an extensive line of wearing apparel. The stores provide complete service and are open seven days a week.